August 8, 2008

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street N.E.
Washington, DC
20549

Dear Sirs:

RE:  Znomics, Inc. – S-1/A Registration Statement

As independent registered public accountants, we hereby consent to the inclusion on this Form S-1/A Registration Statement dated August 11, 2008, of the following:

➢	Our report to the Stockholders and Board of Directors of Znomics, Inc. dated August 17, 2007 on the financial statements of the Company for the years ended May 31, 2007 and 2006.

Yours very truly,

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
“DMCL” CHARTERED ACCOUNTANTS